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Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

  (a)
  the Form 10-K/A Amendment No. 1 of the Company for the fiscal year ended December 31, 2009, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ AMY E. MILES Amy E. Miles Chief Executive Officer March 17, 2010
/s/ DAVID H. OWNBY David H. Ownby Chief Financial Officer March 17, 2010

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Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)